UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 10, 2020

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6080 Center Drive, Suite 1200, Los Angeles, California 90045

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 310-437-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	ENT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Global Eagle Entertainment Inc. (the “Company” or “we”) and the Compensation Committee of the Board (“Compensation Committee”) have conducted a comprehensive review of the Company’s compensation program for certain key employees to determine whether it continues to effectively incentivize and retain such employees in light of the ongoing impact of the COVID-19 pandemic on the global travel industry and the follow-on impact for the Company. After consulting with outside compensation advisors and outside legal counsel, reviewing market data and benchmarking expected relative compensation to the market data, on July 10, 2020, the Board and Compensation Committee approved incentives to be paid to certain key employees, including each of its named executive officers, in an effort to retain and motivate such employees in the face of unprecedented uncertainty and increased workload created by COVID-19. The terms of the incentives are specified in a form letter agreement.

The incentives were paid in advance on July 14, 2020 to encourage the recipients to remain with the Company and steer it through the escalating effects of the pandemic and the resulting impact on the business and operations of the Company. The after-tax portion of the paid incentives will be clawed back in full in the event that the incentive is not earned. The incentive will be earned in full so long as the recipient is employed by the Company on the earlier of July 14, 2021 or a “Change of Control” as defined in the form letter agreement. As a condition to receiving the incentives, the recipients were required to forfeit and waive all rights they may have under any existing retention incentives, the Annual Incentive Plan for the 2020 performance year, outstanding stock options and cash-settled stock appreciation rights, whether or not previously vested, and any unvested restricted stock units or performance stock units. The incentive amounts (expressed as a percentage of the applicable executive’s base compensation) were awarded to the Company’s named executive officers: 125% for Joshua Marks, Chief Executive Officer, 100% for Christian Mezger, Chief Financial Officer, and 100% for Per Norén, President.

The above summary of the incentive does not purport to be complete and is qualified in its entirety by reference to the complete terms and conditions set forth in the letter agreements, the form of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	On July 13, 2020, Global Eagle Entertainment Inc. (“we” or the “Company”) held our 2020 annual stockholders’ meeting (the “Annual Meeting”).

(b)	We set forth below a summary of the final voting results for the proposals that our stockholders considered and voted on at the Annual Meeting.

1.	Elect Robert W. Reding, Ronald Steger, Eric Sondag and Eric Zinterhofer as Class III members of our Board of Directors

Our Stockholders elected each of the following as a Class III director of our board of directors, to serve for a three-year term expiring at our annual stockholders’ meeting in 2023, or until his respective successor is duly elected and qualified. The vote tally was as follows:

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes
Robert W. Reding	2,059,732	47,429	3,245	916,610
Ronald Steger	1,965,267	141,961	3,178	916,610
Eric Sondag	1,967,034	140,794	2,578	916,610
Eric Zinterhofer	1,927,168	180,667	2,571	916,610

2.	Approve (on an advisory basis) the compensation of our Named Executive Officers for 2019

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,085,937	23,163	1,306	916,610

3.	Indicate (on an advisory basis) the frequency of future advisory votes to approve the compensation of our named executive officers

1 Year	2 Years	3 Years	Abstentions
2,103,156	1,703	1,730	3,817

In light of this result, the Company has determined that future non-binding votes of shareholders to approve the compensation of the named executive officers will be submitted annually to the Company’s shareholders, unless otherwise determined by the Board of Directors of the Company.

4.	Ratify (on an advisory basis) the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,939,664	60,394	26,958	0

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Letter Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL EAGLE ENTERTAINMENT INC.

By:	/s/ Christian Mezger
Name: Christian Mezger
Title: Chief Financial Officer

Dated: July 16, 2020